As filed with the Securities and Exchange Commission on June 30, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIPPON DENSHIN DENWA KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in its Charter)

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

(Translation of Registrant’s Name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3-1, OTEMACHI 2-CHOME, CHIYODA-KU, TOKYO 100-8116, JAPAN

TEL: +81(3)5205-5581

(Address and Telephone Number of

Registrant’s Principal Executive Offices)

NTT America, Inc.

101 Park Avenue, 41st Floor

New York, New York 10178

TEL: (212) 661-0810

(Name, Address and Telephone Number of Agent for Service)

Copy To:

Robert W. Mullen, Jr., Esq. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, New York 10005 (212) 530-5150	Alan G. Cannon, Esq. Simpson Thacher & Bartlett LLP Ark Mori Building 12-32 Akasaka 1-chome Minato-ku, Tokyo, 107-6037 Japan +81-3-5562-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities of Nippon Telegraph and Telephone Corporation

(1)	An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Nippon Telegraph and Telephone Corporation

Debt Securities

We, Nippon Telegraph and Telephone Corporation, a limited liability joint-stock company incorporated under the laws of Japan, from time to time may offer to sell our debt securities. This prospectus describes some of the general terms that may apply to these debt securities and the general manner in which they may be offered. The specific terms of any debt securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

We may offer and sell the debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commission or discounts.

Investing in the debt securities involves risks. See “Risk Factors” on page 3 of this prospectus and any additional risk factors included in any applicable prospectus supplement under the heading “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 30, 2011.

We have not authorized anyone to provide any information other than that contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement or any such free writing prospectus. This prospectus, any accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. The information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate only as of the applicable dates on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

Except as otherwise specified or unless the context otherwise requires, references in this prospectus and any applicable prospectus supplement to “NTT” and to “we,” “us,” “our” and similar terms refer to Nippon Telegraph and Telephone Corporation, and references to “NTT Group” refer to Nippon Telegraph and Telephone Corporation and its subsidiaries.

Our consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance accounting principles generally accepted in the United States of America, referred to as “U.S. GAAP.” Our consolidated financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥,” we mean Japanese yen. When we refer to “$,” we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. The specific terms of any debt securities we offer will be included in a supplement to this prospectus. A supplement to this prospectus may be in the form of one or more prospectus supplements or free writing prospectuses, any and all of which are referred to herein as a “prospectus supplement” or “supplement to this prospectus.” The prospectus supplement will also describe the specific manner in which we will offer the debt securities. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with the documents incorporated herein by reference, contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “believe,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such terms.

We have identified some of the risks inherent in forward-looking statements in Item 3 of our most recent annual report on Form 20-F, “Key Information—Risk Factors.” Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in Item 3 of our most recent annual report on Form 20-F, “Key Information—Risk Factors,” to be a complete set of all potential risks or uncertainties.

The forward-looking statements made or incorporated by reference in this prospectus speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained or incorporated by reference herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any statement is based.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at

1-800-SEC-0330 for further information on the Public Reference Room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form F-3 relating to the debt securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. as well as through the SEC’s Internet site noted above.

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the following report:

•	Our annual report on Form 20-F for the fiscal year ended March 31, 2011 filed with the SEC on June 30, 2011.

All annual reports on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that we incorporate them (or such portions) by reference in this prospectus. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished to the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and such prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed or furnished document which also is incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus or any prospectus supplement is delivered upon the request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Nippon Telegraph and Telephone Corporation, 3-1, Otemachi 2-Chome, Chiyoda-Ku, Tokyo 100-8116, Japan; Attention: Finance Office; Telephone: +81-3-5205-5451; Fax: +81-3-5205-5459.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

NTT Group is the largest provider of fixed and mobile voice-related services, IP/packet communications services, sales of telecommunications equipment, system integration and other telecommunications-related services in Japan and operates one of the largest telephone networks in the world. NTT is the holding company for NTT Group’s subsidiaries and affiliated companies. The principal business of NTT Group is its regional communications business, long-distance and international communications business, mobile communications business and data communications business.

Our principal executive offices are located at 3-1, Otemachi 2-Chome, Chiyoda-ku, Tokyo 100-8116, Japan (Telephone: +81-3-5205-5581). Our Internet website address is http://www.ntt.co.jp/index_e.html. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement.

RISK FACTORS

Investing in the debt securities offered by this prospectus involves risk. You should consider carefully the risks described in the documents incorporated by reference into this prospectus and any risk factors included in any prospectus supplement to this prospectus, before you decide to buy our debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered by this prospectus could decline, in which case you may lose all or part of your investment.

For a discussion of the risk factors affecting us and our business, you should also read the “Risk Factors” section in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent reports incorporated by reference into this prospectus. For more information, see the section entitled “Where You Can Find More Information—Incorporation of Documents by Reference.”

USE OF PROCEEDS

The net proceeds from the offering and sale of the debt securities will be used, unless otherwise indicated in the relevant prospectus supplement, for general corporate purposes.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended March 31,
	2011	2010	2009	2008	2007
Consolidated Ratio of Earnings to Fixed Charges	14.544	14.697	12.803	8.973	6.771

In calculating the ratio of earnings to fixed charges, “earnings” have been calculated by adding fixed charges to income before income tax; and “fixed charges” have been calculated to include interest expenses and the portion of rentals representing interest.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our debt securities are to be issued under an indenture between us and Union Bank, N.A., as trustee. We and the trustee will execute the indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, prior to or at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The indenture does not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction or in the event of a change in control.

Because the following summary of the material terms and provisions of the indenture and the related debt securities is not complete, you should refer to the form of indenture for complete information on some of the terms and provisions of the indenture, including definitions of some of the terms used below.

General

We may issue debt securities from time to time in one or more series.

The debt securities will be our direct and unsubordinated general obligations and will rank pari passu and without any preference among themselves and with all of our other unsubordinated indebtedness in the form of bonds, notes or debentures (which fall within the meaning of shasai as referred to in Article 9, paragraph 1, of the Law Concerning Nippon Telegraph and Telephone Corporation, etc. (Law No. 85 of 1984), as amended (the “NTT Law”)) from time to time outstanding that is unsecured except for the preferential right referred to in Article 9, paragraph 1, of the NTT Law. Under the NTT Law, all holders of such bonds, notes and debentures (including the debt securities) issued by us have the preferential right to be paid prior to unsecured indebtedness of ours, but the rights of such holders are subordinated to obligations in respect of national and local taxes and certain other exceptions and certain rights provided in the Japanese Civil Code, such as preferential rights of employees to wages. Subject to uncertainty due to limited legal precedents with respect to the enforcement of this type of preferential right, we understand that, subject to the subordination mentioned above, holders of such bonds, notes and debentures may be able to attach our assets and enforce such preferential right against such assets in accordance with applicable procedures in Japan in the event that, following a payment obligation becoming due and payable upon maturity, or as a result of acceleration pursuant to the terms of the debt securities, or for other reasons, such preferential right becomes enforceable in accordance with applicable Japanese law. All debt securities will be issued in fully registered form.

Specific Japanese and U.S. federal income tax consequences and other special considerations applicable to any series of debt securities issued by us will be described in the applicable prospectus supplement. Owners of debt securities or beneficial interests in debt securities may have to provide information relating to their jurisdiction of residency to avoid Japanese withholding taxes.

Payments

The debt securities may be denominated and payable in Japanese yen, U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount, premium (if any) or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal, premium (if any) or interest that depend upon the value of the applicable currency, security, basket of securities, commodity or index on the relevant payment dates.

The debt securities may bear interest at a fixed rate, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the specific designation;

•	the aggregate principal amount, premium (if any), purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•	any applicable selling restrictions;

•	whether we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series; and

•

any other specific terms of the debt securities, including any modifications to or additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting and other special considerations applicable to these.

Additional Amounts

We will make payments of principal, premium (if any) and interest on the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision thereof having power to tax, unless otherwise required by law. If we are required by Japanese law to make any such withholding or deduction, we will pay such additional amounts as will result in the receipt by the holder of such amount as would have been received by them had no such deduction or withholding been required. However, no additional amounts will be payable with respect to any debt security under any of the following circumstances:

•

the holder or beneficial owner of the debt security is an individual non-resident of Japan or non-Japanese corporation and is liable for such Japanese taxes in respect of such debt security by reason of its (a) having some connection with Japan other than the mere holding of the debt security or (b) being a specially-related person of ours (as defined below);

•

the holder or beneficial owner who would otherwise be exempt from any such withholding or deduction but who failed to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the relevant paying agent to whom such debt security is presented, or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•

the holder or beneficial owner of the debt security is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution that complies with the requirement, among others, to provide Interest Recipient Information or to submit a Written Application for Tax Exemption, and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the debt securities through a payment handling agent in Japan appointed by us). A “Designated Financial Institution” is a Japanese bank, Japanese insurance company, Japanese securities company or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, paragraph 9, of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended), or the “Special Taxation Measures Act”;

•

the debt security is presented for payment (where presentation is required) more than 30 days after the day on which such payment on the debt security became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

the withholding or deduction is imposed on a payment to an individual pursuant to the European Council Directive 2003/48/EC regarding the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

•

the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt security (where presentation is required) to another paying agent maintained by us; or

•	any combination of the above.

We will make any required withholding or deduction and remit the full amount deducted or withheld to the Japanese taxing authority in accordance with applicable law, if we are required by Japanese law to make any such withholding or deduction. We will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so deducted or withheld to the extent available from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge. The trustee will make such certified copies available upon reasonable written request to the trustee.

At least 10 days prior to the first interest payment date on the debt securities, and at least 10 days prior to each principal or subsequent interest payment date with respect to such debt securities if there has been any change with respect to the matters set forth in the officer’s certificate provided prior to the first interest payment date, we will furnish the trustee and the paying agent, if other than the trustee, with an officer’s certificate instructing the trustee and such paying agent whether such payment of principal of, or interest on, the debt securities will be made to holders of debt securities without deduction or withholding for, or on account of, any Japanese taxes. If any such deduction or withholding shall be required, then such officer’s certificate shall specify the amount, if any, required to be deducted or withheld on such payments to such holders and we will pay to the trustee or such paying agent the additional amounts required. We will deliver to the trustee, and the trustee will deliver to each recipient of such additional amounts, at or about the time of such payment, a statement of the amount of such taxes, assessments or other governmental charges withheld on behalf of such recipient by us.

Additional amounts will not be paid with respect to any payment on the debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of the principal of and any premium and/or interest on the debt securities; provided that, except as otherwise set forth in the debt securities of the relevant series and in the indenture, we will pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the initial issuance, execution, delivery or registration of the debt securities of such series. References to the principal of and any premium and/or interest in respect of the debt securities will be deemed to include any additional amounts due which may be payable in respect of such principal, premium and/or interest.

If debt securities are held through a participant of an international clearing organization, such as Euroclear, Clearstream or The Depository Trust Company (“DTC”), or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act, each such participant or financial intermediary being referred to as a “Participant,” in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Designated Financial Institution, such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the Participant to establish that such beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted, or the “Interest Recipient Information,” and advise the Participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If debt securities are not held by a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Designated Financial Institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent and us a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (a “Written Application for Tax Exemption”), in a form obtainable from the paying agent or its agent stating, inter alia, the name and address of the beneficial owner, the title of the debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

Optional Tax Redemption

We have the option to redeem the debt securities prior to maturity if, as a result of any change in or amendment to the laws or regulations of Japan or any political subdivision or authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change in or amendment to such laws or regulations becomes effective on or after the issue date, we would be required to pay additional amounts as described under “—Additional Amounts” and such obligation cannot be avoided by us through the taking of reasonable measures available to us, in which case we may redeem the debt securities in whole, but not in part, at a redemption price equal to 100% of the principal amount of and any premium on the debt securities plus accrued but unpaid interest through but not including the redemption date. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be required to pay additional amounts if a payment in respect of the debt securities were then due.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the applicable supplemental indenture or order under which that series of debt securities is issued. If any of the debt securities are held in global form, the procedures for transfer of interests in those debt securities will depend upon the procedures of the depositary for those global securities.

Authentication and Delivery

At any time after the execution of the indenture, we may deliver debt securities of any series to the trustee for authentication, and the trustee or its agent shall then authenticate and deliver such debt securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the debt securities and accepting the additional responsibilities under the indenture, the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolutions of our board of directors authorizing the issuance of debt securities, any supplemental indenture, officers’ certificates and opinions from legal counsel.

The indenture permits the trustee to appoint an authenticating agent or agents with respect to the debt securities. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the debt securities and debt securities authenticated by such authenticating agent will be entitled to the benefits of the indenture and valid and obligatory for all purposes as if authenticated by the trustee.

Under the indenture, the trustee also has the right to decline to authenticate and deliver any debt securities if the trustee, being advised by counsel, determines that we may not lawfully issue the debt securities or if the trustee in good faith determines that allowing us to issue the debt securities would expose the trustee to personal liability to our existing debt security holders.

Events of Default under the Indenture

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (subject to modification in a supplemental indenture), each of which we refer to in this prospectus as an event of default, having occurred and continuing:

•	default is made in the payment of any interest on any debt security when it becomes due and payable, and such default continues for a period of 30 days thereafter;

•	default is made in the payment of the principal of or any premium on any debt security when it becomes due and payable;

•

we are in default in the performance or observance of any other obligation applicable to such series of debt securities and such default shall continue for 60 days after our receipt of written notice requiring such default to be remedied from the trustee, or holders of not less than 25% in aggregate outstanding principal amount of such series;

•

(i) any indebtedness for borrowed monies contracted or incurred by us issued in the form of notes, bonds or debentures exceeding in the aggregate US$10,000,000 (or its equivalent in any other relevant currency or currencies) is accelerated as a result of a default by any person or any event treated in effect as a default; or (ii) we default in the repayment or discharge of any such notes, bonds or debentures when due or, if later, at the expiration of any grace period originally applicable thereto; or (iii) we shall have failed to pay when due or, if later, at the expiration of any grace period originally applicable thereto any guarantee exceeding in the aggregate US$10,000,000 (or its equivalent in any other relevant currency or currencies) contracted or incurred by it in respect of any indebtedness issued in the form of notes, bonds or debentures for borrowed monies in accordance with the terms of any such guarantee;

•	a final and non-appealable order is made or an effective resolution is passed for our winding up or liquidation;

•	a receiver shall have taken possession, in bankruptcy, of all or substantially all of our assets and such possession continues for 60 days;

•	we shall cease to carry on business or shall be unable to pay our debts as and when they fall due;

•	we become bankrupt, insolvent or become subject to reorganization under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or insolvency related law; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued.

Provision and Withholding of Notice of Default. Pursuant to the indenture, the trustee shall give notice by mail to the holders of any series of debt securities of all defaults known to the trustee which have occurred with respect to such series. The trustee shall transmit the notice within 90 days after the occurrence of an event of default or, if later, within 15 days after the default is known to a responsible officer of the trustee, unless the default has been cured before the transmission of such notice. However, except in the case of default in the payment of the principal of or any premium and/or interest on, or in the payment of any sinking or purchase fund installment with respect to the debt securities of any series, the trustee may withhold notice of default if and so long as the trustee determines in good faith that the withholding of the notice is in the interests of the holders of such series.

Acceleration of Debt Securities upon an Event of Default

The indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization, the principal of and any premium and interest accrued on all debt securities shall be due and payable immediately; and

•

if any other event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting separately by series, by notice in writing to us may declare the principal of and any premium and accrued interest on the debt securities of such series to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any or all of the events leading to acceleration under the indenture, other than the non-payment of the principal of or any premium on the debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders under such indenture of a majority in aggregate principal amount of the debt securities of the affected series may annul past declarations of acceleration or waive past defaults of the debt securities with respect to such series.

Application of Proceeds

Any money collected from us by a trustee under the indenture by acceleration, through insolvency proceedings or by other means as a result of our breach of the terms of the indenture shall be applied in the order described below:

•	first, to the payment of costs and expenses applicable to the series of debt securities for which money was collected, including compensation to the applicable trustee and any paying agent;

•	second, if payment is not due on the principal of or any premium on the series of debt securities for which money was collected, to the payment of interest on the series in default;

•

third, if payment is due on the principal of or any premium on the series of debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the debt securities of such series for principal, any premium and interest; and in the case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the debt securities of such series, then to the payment of principal, any premium and interest without preference or priority of principal or any premium over interest, ratably to the aggregate of such principal, premium and accrued and unpaid interest; and

•	finally, to the payment of the remainder, if any, to us or any other person lawfully entitled thereto.

Paying Agents

Whenever we appoint a paying agent to make payments required under the indenture and the relevant series of debt securities, such paying agent will hold all sums received by it for the payment of the principal of and any premium and interest on the debt securities in trust for the benefit of the holders of the debt securities and will make payments to such holders as provided for in the indenture and the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct in writing the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal, premium or interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

•	requested the trustee to institute that action; and

•	offered the trustee such indemnity as it may require;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Covenants

Our covenants and agreements relating to a series of debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger, Conveyance or Transfer. The indenture contains provisions permitting us, without the consent of the holders of debt securities, to consolidate with or merge into any other corporation where we are not the continuing entity or to convey or transfer all or substantially all of our assets to any person or persons, provided that the successor corporation or corporations is a joint stock company (kabushiki kaisha) incorporated and validly existing under the laws of Japan and assumes our obligations on the debt securities and under the indenture and that certain other conditions, including that there be no event of default, are met.

Evidence of Our Compliance. There are provisions in the indenture requiring us to furnish to the trustee each year a brief certificate from our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the indenture.

SEC Reports by Us. The indenture requires us to file with the trustee copies of the annual and other reports or information we file with the SEC within 30 days after we file such reports or information with the SEC.

Negative Pledge

So long as any series of debt securities remains outstanding we may not create or permit to subsist any mortgage, charge, pledge or other security interest upon the whole or any part of our property, assets or revenues, present or future, to secure, for the benefit of the holders thereof, any External Indebtedness (as defined below), without at the same time securing our debt obligations under any series of debt securities and the indenture equally and ratably with such External Indebtedness or such other security or guarantee as shall be approved by holders of more than 50% of the outstanding principal amount of such series of debt securities.

“External Indebtedness” means any of our indebtedness in the form of or represented by bonds, notes, debentures or other securities which:

•

either: (a) are, or may at the option of the person entitled thereto be or become, denominated or payable in, or by reference to, a currency or currencies other than yen; or (b) are denominated or payable in yen and more than 50% of the aggregate principal or face amount of which is initially distributed by us or with our authorization outside Japan; and

•	are, or are capable of being, quoted, listed or ordinarily traded on any stock exchange or on any over-the-counter securities market.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in a supplemental indenture, we have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions:

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:

•	paid or caused to be paid the principal of and any premium and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified by an accounting or financial firm of national standing to be sufficient to pay on each date that they become due and payable, the principal of and any premium and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of debt securities.

Defeasance of a Series of Debt Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which is referred to in this prospectus as defeasance. Alternatively, we may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, transfers of assets and the creation of security interests, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any premium or interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel of recognized standing to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•

the holders of the series of debt securities being defeased will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

In the case of a defeasance, the opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•

to add to, change or eliminate any of the provisions of the indenture relating to any clearing organization compliance procedures in connection with the debt securities for the purpose of reflecting any change in the procedures relating to Japanese withholding tax resulting from any amendment to the applicable Japanese tax laws, provided that such amendment is relevant to any series of debt securities;

•	make changes that do not adversely affect the rights of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	comply with the Trust Indenture Act.

Modification with Consent of Holders. Each of we and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of all series affected, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities issued pursuant to the indenture. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security or of any installment of principal of or premium on any such debt security;

•	reduce the principal amount or any premium;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change any of our obligations to pay any additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

•	change the currency in which the principal, including any amount of original issue discount, or any premium or interest on the debt security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due or, if the debt securities provide therefor, impair any right of repayment at the option of the holder; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.

New York Law to Govern

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the indenture, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any debt securities brought in any federal or state court in The City of New York, New York, and we irrevocably submit to the jurisdiction of those courts.

Information Concerning the Trustee

Information about the trustee applicable to an issuance of debt securities will be set forth by amendment to this prospectus or in the applicable prospectus supplement. We and our subsidiaries may maintain ordinary banking relationships and custodial facilities with the trustee and its affiliates.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The following section describes the special considerations that will apply to debt securities issued in global book-entry form.

Legal Owner of a Registered Security

Each debt security will be in registered form and will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in global book-entry form or in street name will be indirect owners.

Book-Entry Owners

We intend to initially issue each debt security in book-entry form only. This means debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the debt indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global debt security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.

Street Name Owners

In the future we may terminate a global debt security or issue debt securities in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our obligations and the obligations of the trustee under the debt indenture and the obligations, if any, of any other third parties employed by us, the trustee or any of those agents, run only to the holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the debt indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Debt Security

We intend to initially issue each debt security in global book-entry form only. Each debt security issued in book-entry form will be represented by one or more global debt securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.

Each series of debt securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the debt securities on behalf of Euroclear;

•	a financial institution holding the debt securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global debt security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only indirect interests in a global debt security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a holder of the debt security, but only an indirect owner of an interest in the global debt security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by one or more global debt securities at all times unless and until the global debt securities are terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Debt Securities

As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to debt securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Legal Owner of a Registered Security”;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global debt security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global debt security, and those policies may change from time to time. We, and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global debt securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global debt security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Debt Security Will be Terminated

The special situations for termination of a global debt security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days; or

•	in the case of a global debt security representing debt securities under a debt indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global debt security is terminated, only the depositary, and not us or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global debt security. In addition, if DTC is the depositary for a global debt security, Euroclear and Clearstream may hold interests in the global debt security as participants in DTC.

As long as any global debt security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global debt security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global debt security and there is no depositary in the United States, you will not be able to hold interests in that global debt security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL TAX CONSIDERATIONS

The prospectus supplement may contain a summary of the material Japanese and U.S. federal income tax consequences, if any, to persons investing in the debt securities offered by that prospectus supplement. In addition, if the tax laws of any foreign country are material to a particular series of debt securities, a prospectus supplement may describe the principal income tax consequences under such laws of the acquisition, ownership and disposition of such series of debt securities. The summary tax consequences contained in the applicable prospectus supplement will be presented for informational purposes only, and will not be intended as legal or tax advice to prospective purchasers. You should consult your own tax advisor prior to any acquisition of debt securities.

Japanese Tax Considerations

The following description is a summary of Japanese tax consequences (limited to national taxes) to holders of the debt securities, principally relating to such holders that are individual non-residents of Japan or non-Japanese corporations, having no permanent establishment in Japan, and applicable to interest and the Issue Differential (as defined below) with respect to debt securities that will be issued by NTT outside Japan and interest on which will be payable outside Japan, as well as to certain aspects of capital gains, inheritance and gift taxes. It does not address the tax treatment of the original issue discount of the debt securities bearing no interest that fall under “discounted bonds” as prescribed by the Special Taxation Measures Act or any debt securities on which interest is calculated based on any of certain indices, including the amount of our profits or assets or those of any specially-related person of ours (as defined below).

The statements regarding Japanese tax laws set out below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws or tax treaties, conventions or agreements or in the interpretation thereof after that date. Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Representation Upon Initial Distribution

By subscribing for the debt securities, the investor will be deemed to have represented that it is not (i) a resident of Japan (which term as used in this sentence means any person resident in Japan, including any corporation or other entity organized under the laws of Japan but excluding certain financial institutions defined in Article 6, paragraph 9 of the Special Taxation Measures Act and any other excluded category of persons, corporations or other entities under the Special Taxation Measures Act) or (ii) an individual non-resident of Japan or non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (any such person is herein referred to as a “specially-related person of ours”).

Interest and Issue Differential

Interest payments on the debt securities will be subject to Japanese withholding tax unless the holder establishes that the debt security is held by or for the account of a holder that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours, or (ii) a Japanese designated financial institution as described in Article 6, paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the debt securities to an individual resident of Japan, to a Japanese corporation not described in item (ii) of the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours will be subject to deduction in respect of Japanese income tax at a rate of 15% of the amount specified in subparagraphs (a) or (b) below, as applicable:

(a)	if interest is paid to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except as provided in subparagraph (b) below), the amount of such interest; or

(b)	if interest is paid to a public corporation, a financial institution, a financial instruments business operator or certain other entities through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act in compliance with the requirement for tax exemption under that paragraph, the amount of such interest minus the amount provided in the Cabinet Order relating to said paragraph 6.

A legend containing a statement to the same effect as set forth in the preceding paragraphs will be printed on the relevant debt securities or global debt security, as applicable, in compliance with the requirements of the Special Taxation Measures Act and regulations thereunder.

If the recipient of interest on the debt securities is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, or having a permanent establishment in Japan but the receipt of the interest on the debt securities is not attributable to the business thereof carried on in Japan through such permanent establishment, that in either case is not a specially-related person of ours, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise, if such recipient complies with certain requirements, inter alia:

(a)	if the relevant debt securities are held through a participant in an international clearing organization, such as DTC, Euroclear and Clearstream, Luxembourg, or through a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or financial intermediary being referred to as a “Participant”), the requirement to provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”); and

(b)	if the relevant debt securities are not held through a Participant, the requirement to submit to the relevant paying agent that makes payment of interest on the debt securities a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, at or prior to each time interest is received.

Failure to comply with the applicable requirement described above will result in the withholding of income tax at a rate of 15% of the amount of such interest unless a lower rate or exemption is applicable under a relevant tax treaty between Japan and the recipient’s country of residence.

If a recipient of interest on the debt securities is an individual non-resident of Japan or a non-Japanese corporation, having a permanent establishment in Japan, that in either case is not a specially-related person of ours; and the receipt of interest is attributable to the business thereof carried on in Japan through such permanent establishment, such interest will not be subject to withholding tax, if the recipient provides the Interest Recipient Information or submits the Written Application for Tax Exemption as set out above.

Failure to comply with such requirement will result in the withholding of income tax at a rate of 15% of the amount of such interest. The amount of such interest will be aggregated with the recipient’s other Japan source income and will be subject to regular income tax or corporate tax, as appropriate.

If a recipient of interest on the debt securities is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, which is subject to Japanese withholding tax due to its status as a specially-related person of ours or for any other reason, (i) the rate of withholding tax may be reduced, generally to 10%, under the applicable tax treaty, convention or agreement, and (ii) if such recipient is not subject to Japanese tax under the applicable tax treaty, convention or agreement due to its status as a registered securities dealer in the relevant country, such as the United States and the United Kingdom, or for any other reason, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise; provided that, in either case (i) or (ii) above, such recipient shall submit required documents and information (if any) to the relevant tax authority.

If the recipient of any difference between the issue price and the redemption price of the debt securities as referred to in Article 41-13, paragraph 3 of the Special Taxation Measures Act (the “Issue Differential”) is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, or having a permanent establishment in Japan but the receipt of such Issue Differential is not attributable to the business thereof carried on in Japan through such permanent establishment, no income tax or corporation tax will be payable with respect to the Issue Differential. If the recipient of the Issue Differential is an individual non-resident of Japan or a non-Japanese corporation, having a permanent establishment in Japan, and the receipt of such Issue Differential is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on in Japan through such permanent establishment, such Issue Differential will not be subject to any withholding tax but will be aggregated with the recipient’s other Japan source income which is subject to Japanese taxation and subject to regular income tax or corporate tax, as appropriate.

Notwithstanding the preceding paragraph, if the recipient of Issue Differential on the debt securities is an individual non-resident of Japan or non-Japanese corporation that in either case is a specially-related person of ours, the Issue Differential will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment in Japan; provided that exemption may be available under the relevant income tax treaty.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale of the debt securities, whether within or outside Japan, by a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will be, in general, not subject to Japanese income or corporation tax.

Japanese inheritance and gift taxes at progressive rates may be payable by an individual who has acquired the debt securities as a legatee, heir or donee, even if the individual is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the debt securities in connection with the issue of the debt securities outside Japan.

Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debt securities by U.S. Holders (as defined below), but does not purport to be a complete analysis of all of the potential tax considerations. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated or proposed thereunder (“Treasury Regulations”), judicial authority and current administrative rulings and practice, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. This summary deals only with investors that will hold the debt securities as “capital assets”, and does not address tax considerations applicable to you if you are subject to special tax rules including those applicable to banks, tax-exempt organizations, insurance companies, dealers, traders in securities or other persons who are required or who elect to mark to market, persons that will hold debt securities as a position in a hedging, straddle, conversion or integrated transaction, or persons that have a functional currency other than the United States dollar. This summary discusses the tax considerations applicable to persons who purchase debt securities from the underwriters upon their initial offering at their initial offering price and does not discuss the tax considerations applicable to subsequent purchasers of the debt securities. The discussion does not address debt securities issued with original issue discount, debt securities that may be treated as other than debt for U.S. federal income tax purposes, debt securities with other special features or warrants to purchase notes. The prospectus supplement applicable to an issue of debt securities described in the preceding sentence will address the federal income tax considerations relevant to your investment in such debt securities and the discussion below is subject to any discussion of federal income tax considerations in an applicable pricing supplement. If a partnership holds a debt security, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding a debt security, you should consult your own tax adviser. This summary does not cover any state or local or foreign tax implications of the acquisition, ownership, or disposition of the debt securities.

WE ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, the term “U.S. Holder” means the beneficial owner of a debt security that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation (including a publicly traded partnership or other person that is treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all of the trust’s substantial decisions (or for certain trusts formed prior to August 20, 1996, if such trust has a valid election in effect under U.S. law to be treated as a United States person).

Taxation of Interest

The term “interest” as used in this section “Material U.S. Federal Income Tax Considerations” includes any Japanese tax withheld and any additional amounts required to be paid under the terms of a debt security. Interest on a debt security that you receive or accrue (whether received in U.S. dollars or a currency other than the U.S. dollar (“foreign currency”)) will be taxable to you as ordinary interest income at the time it is accrued or paid, in accordance with your method of accounting for U.S. federal income tax purposes. Interest received or accrued by you on a debt security generally will be income from sources outside the United States for purposes of computing the foreign tax credit limitation. For foreign tax credit limitation purposes, the income will generally be “passive category income.” The rules regarding the availability of foreign tax credits are complex and your ability to credit foreign taxes may be subject to various limitations. You should discuss the foreign tax credit rules with your own tax advisor. If you are a cash basis taxpayer and you receive an interest payment in foreign currency, you will be required to include in income the U.S. dollar value of such payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you are an accrual basis holder of a debt security denominated in a foreign currency, you will generally be required to include in income the U.S. dollar value of the amount of interest income that has accrued with respect to an interest payment, determined by translating such income at the average rate of exchange for the relevant interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the portion of such interest accrual period within the taxable year. The average rate of exchange for an interest accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). Alternatively, you may elect to translate interest income (as well as interest expense) on debt instruments denominated in a foreign currency using the exchange rate on the last day of an interest accrual period (or the last day of the taxable year for the portion of such period within the taxable year). In addition, you may elect to use the exchange rate on the date of receipt (or payment) for such purpose if such date is within five business days of the last date of an interest accrual period. The election must be made in a statement filed with your return, and is applicable to all debt instruments for such year and thereafter unless changed with the consent of the Internal Revenue Service (the “IRS”).

Upon receipt of an interest payment (whether in a foreign currency or U.S. dollars), including, upon the sale, exchange or retirement of a debt security denominated in a foreign currency, the receipt of proceeds which include amounts attributable to accrued interest previously included in income, if you are an accrual basis taxpayer, you will recognize ordinary income or loss with respect to accrued interest income in an amount equal to the difference between the U.S. dollar value of the payment received (determined on the date such payment is received) in respect of such interest accrual period and the U.S. dollar value of the interest income that has accrued during such interest accrual period (as determined in the preceding paragraph). Any such income or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncement of the IRS.

Taxation of Dispositions

Your tax basis in a debt security generally will be the U.S. dollar value of your purchase price of such debt security on the date of purchase. Upon the sale, exchange or retirement of a debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (or the U.S. dollar value of the amount if it is realized in a foreign currency, in any case less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income to the extent not previously included in income) and your tax basis in such debt security. Except with respect to gains or losses attributable to changes in exchange rates, as described in the next paragraph, gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement, the debt security has been held for more than one year. You should consult your tax advisor regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals and who have held their debt security for more than one year) or losses (the deductibility of which is subject to limitations).

Gain or loss recognized by you on the sale, exchange or retirement of a debt security that is attributable to changes in the rate of exchange between the U.S. dollar and a foreign currency generally will be treated as ordinary income or loss. For these purposes, the principal amount of the debt security is your purchase price for the debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange or retirement of the debt security and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the debt security. Such foreign currency gain or loss is recognized on the sale, exchange or retirement of a debt security only to the extent of total gain or loss recognized on the sale, exchange or retirement of such debt security.

Gain or loss that you realize on the sale, exchange or retirement of a debt security generally will be U.S. source gain or loss.

Transactions in Foreign Currency

Foreign currency received as a payment of interest on, or on the sale, exchange or retirement of, a debt security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time payment is received in consideration of such sale, exchange or retirement. The amount of gain or loss recognized on a sale, exchange or retirement of such foreign currency will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other currency or property received in such sale, exchange or retirement, and (ii) the tax basis of the recipient in such foreign currency, and will be ordinary gain or loss.

Backup Withholding and Information Reporting

In general, payments of principal and interest on, and the proceeds of a sale, exchange or retirement of, a debt security, payable to you by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to you as required under applicable regulations. Backup withholding will apply to these payments if you fail to provide an accurate taxpayer identification number or certification of exempt status or fail to report all interest and dividends required to be shown on your U.S. federal income tax return. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding. You should consult your tax adviser as to your qualification for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding may be refunded or allowed as a credit against your U.S. federal income tax liabilities if the required information is furnished to the IRS.

THE ABOVE DISCUSSION IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO YOU. THE DISCUSSION ALSO DOES NOT ADDRESS FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO INVESTING IN DEBT SECURITIES ISSUED WITH ORIGINAL ISSUE DISCOUNT OR OTHER SPECIAL FEATURES AND IS SUBJECT TO ANY DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS IN A PROSPECTUS SUPPLEMENT APPLICABLE TO AN ISSUE OF DEBT SECURITIES WITH SUCH SPECIAL FEATURES. EACH PROSPECTIVE INVESTOR IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE DEBT SECURITIES.

PLAN OF DISTRIBUTION

General

We may sell debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly.

Any underwriter or agent involved in the offer and sale of any series of the debt securities will be named in the prospectus supplement.

The prospectus supplement for each series of debt securities will describe:

•	the terms of the offering of these debt securities, including the name or names of any agent or agents or the name or names of any underwriter or underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these debt securities if any are purchased.

The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize underwriters to solicit offers by institutions to purchase the debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered debt securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of debt securities and will have no established trading market. Any underwriters to whom offered debt securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

CLEARANCE AND SETTLEMENT

General

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the debt securities will be cleared and settled on a delivery against payment basis.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the debt securities are issued in the form of registered global debt securities, such debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred; except that DTC, its nominees, and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in the global debt securities will be shown on, and transfers of the global debt securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global debt security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global debt security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with debt securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the Euroclear Clearance System. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of NTT as of March 31, 2010 and 2011 and for each of the years in the three-year period ended March 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF THE DEBT SECURITIES

In connection with the particular offerings of the debt securities in the future, the validity of those debt securities will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP as to matters of New York law or other counsel named in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company incorporated in Japan. Most or all of our directors and officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, even if you obtain a civil judgment by a United States court, you will not necessarily be able to enforce it in Japan.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Article 330 of the Companies Act of Japan, or the Companies Act, make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between NTT and its directors, including any officer who is serving in the capacity of a director. Section 10, among other things, provides in effect that:

(1)	Any director of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2)	If a director of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor and interest thereon after the date of payment from such company;

(3)	If a director has assumed an obligation necessary for the management of the affairs of a company entrusted to him, he may require such company to perform it in his place or, if it is not due, to furnish adequate security; and

(4)	If a director, without any fault on his part, sustains damage through the management of the affairs of a company entrusted to him, he may demand compensation therefor from such company.

Pursuant to Article 427, Paragraph 1 of the Companies Act and our Articles of Incorporation, NTT has entered into an agreement with each of its outside directors providing that such director’s liability for damages to NTT for actions taken in good faith and without gross negligence in connection with the performance of his or her duties shall be limited to the amounts prescribed by applicable laws and regulations.

Further, pursuant to Article 426, Paragraph 1 of the Companies Act and our Articles of Incorporation, NTT, by resolution of its board of directors, may exempt any of its directors (including former directors) from his or her liability for damages to NTT for actions taken in good faith and without gross negligence in connection with the performance of his or her duties, to the extent permitted by applicable laws and regulations.

NTT anticipates that any underwriting agreements and distribution agreements it will enter into in connection with the issuance of its debt securities will provide for indemnification of NTT and its controlling persons against certain liabilities under the Securities Act.

The directors of NTT, including any officer who is serving in the capacity of a director, are, to a limited extent and excluding, among others, damages resulting from violations of U.S. securities laws, insured under an insurance policy against damages resulting from their conduct.

Item 9. Exhibits

Exhibit Number	Description

1.1	Form of underwriting agreement

4.1	Form of indenture between Nippon Telegraph and Telephone Corporation and Union Bank, N.A., as trustee

4.2	Form of debt security(1)

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP

5.2	Opinion of Anderson Mori & Tomotsune

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain matters of United States taxation

8.2	Opinion of Anderson Mori & Tomotsune as to certain matters of Japanese taxation (included in Exhibit 5.2)

12	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG AZSA LLC

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1 and 8.1)

23.3	Consent of Anderson Mori & Tomotsune (included in Exhibit 5.2)

24	Power of Attorney

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Union Bank, N.A., as trustee

(1)	To be filed by post-effective amendment or incorporated by reference from documents filed with the SEC under the Exchange Act.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan, on June 30, 2011.

NIPPON TELEGRAPH AND TELEPHONE CORPORATION (Registrant)

By:	*
Name:	Satoshi Miura
Title:	Representative Director and President

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Norio Wada	Director and Chairman	June 30, 2011

* Satoshi Miura	Representative Director and President (principal executive officer)	June 30, 2011

* Noritaka Uji	Representative Director and Senior Executive Vice President	June 30, 2011

* Hiroo Unoura	Representative Director and Senior Executive Vice President (principal financial officer)	June 30, 2011

* Kaoru Kanazawa	Representative Director and Senior Executive Vice President	June 30, 2011

* Yasuyoshi Katayama	Director and Executive Vice President	June 30, 2011

* Hiroki Watanabe	Director and Executive Vice President	June 30, 2011

* Toshio Kobayashi	Director and Senior Vice President (principal accounting officer)	June 30, 2011

* Hiromichi Shinohara	Director and Senior Vice President	June 30, 2011

Signature	Title	Date

* Tetsuya Shoji	Director and Senior Vice President	June 30, 2011

By:	/s/ Koji Ito
Koji Ito, attorney-in-fact

*	Koji Ito, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

NTT AMERICA, INC.

(Authorized Representative in the United States)

By:	/s/ Kazuhiro Gomi Kazuhiro Gomi	President and Chief Executive Officer	June 30, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of underwriting agreement

4.1	Form of indenture between Nippon Telegraph and Telephone Corporation and Union Bank, N.A., as trustee

4.2	Form of debt security(1)

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP

5.2	Opinion of Anderson Mori & Tomotsune

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain matters of United States taxation

8.2	Opinion of Anderson Mori & Tomotsune as to certain matters of Japanese taxation (included in Exhibit 5.2)

12	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG AZSA LLC

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1 and 8.1)

23.3	Consent of Anderson Mori & Tomotsune (included in Exhibit 5.2)

24	Power of Attorney

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Union Bank, N.A., as trustee

(1)	To be filed by post-effective amendment or incorporated by reference from documents filed with the SEC under the Exchange Act.